UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 15, 2016

First Acceptance Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 844-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Cash Bonuses

On March 15, 2016, the Compensation Committee of the Board of Directors of First Acceptance Corporation, or the Company, awarded cash bonuses to the Company’s 2015 named executive officers as follows:

Name	Amount
Joseph S. Borbely	$212,500
Brent Gay	$112,500

2016 Restricted Stock Awards

On March 15, 2016, the Compensation Committee of the Board of Directors approved awards of restricted stock units that cliff vest on the third anniversary of the date of grant or an earlier change of control of the Company.  Each award was made under the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan and pursuant to an award agreement. The Company’s 2015 named executive officers received restricted stock unit awards in the amounts set forth in the table below.

Name	RSUs Awarded
Joseph S. Borbely	52,174
Brent Gay	32,609

2016 Base Salary Increases

On March 15, 2016, the Compensation Committee of the Board of Directors determined to increase the salaries of Messrs. Borbely and Gay as follows for 2016:

Name	2015 Salary	2016 Salary	Increase
Joseph S. Borbely	$400,000	$430,000	$30,000
Brent Gay	$260,000	$290,000	$30,000

The increase in salaries will be effective April 1, 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
10.1	Compensation Arrangement with Joseph S. Borbely
10.2	Compensation Arrangement with Brent J. Gay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Acceptance Corporation,
a Delaware corporation

Date: March 18, 2016	By:	/s/ BRENT J. GAY
		Name:	Brent J. Gay
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Compensation Arrangement with Joseph S. Borbely
10.2	Compensation Arrangement with Brent J. Gay